UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 3, 2009

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Rock Road, Horsham, Pennsylvania		19044
(Address of Principal Executive Offices)		(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 3, 2009, Neose Technologies, Inc. (the “Company”) received a decision from a Nasdaq Hearings Panel (the “Panel”) allowing the Company’s common stock to continue to trade on the NASDAQ Stock Market (“NASDAQ”).

The Panel also determined that if the Company does not file its certificate of dissolution with the Delaware Secretary of State by March 3, 2009, it will delist the Company’s common stock and suspend trading of the common stock on NASDAQ effective at the open of business on March 4, 2009.

The Panel’s decision to delist the Company’s common stock was based upon a determination by the NASDAQ staff (the “Staff”) that:  (i) the Company announced the sale of substantially all of its assets and subsequent liquidation and dissolution, in violation of NASDAQ Marketplace Rules 4300, 4450(f) and IM-4300; (ii) the Company’s shareholders’ equity had fallen below the required $10 million minimum for continued listing on NASDAQ, in violation of NASDAQ Marketplace Rule 4450(a); and (iii) the Company failed to hold an annual meeting during its fiscal year ended December 31, 2008, in violation of NASDAQ Marketplace Rules 4350(e), 4350(f) and IM-4350-8.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  Among those risks and uncertainties are:  the risk that the Company will not file its certificate of dissolution on or before March 3, 2009 resulting in the delisting of its common stock prior to the dissolution date, as well as more specific risks and uncertainties set forth in the sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and discussions of risk factors in the Company’s subsequent SEC filings.  Any of these risks and uncertainties could cause the Company’s actual results to differ from those contained in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: February 6, 2009	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 6, 2009